UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2014

MetLife Insurance Company of Connecticut

(Exact name of registrant as specified in its charter)

Connecticut	33-03094	06-0566090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Hall Boulevard, Bloomfield, Connecticut		06002
(Address of Principal Executive Offices)		(Zip Code)

(212) 578-2211 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.435)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

On February 14, 2014, MetLife European Holdings LLC, a direct subsidiary of MetLife Insurance Company of Connecticut (the “Company”) entered into a definitive agreement to sell its wholly-owned subsidiary, MetLife Assurance Limited (“MAL”), to Rothesay Life Limited. Beginning with the first quarter of 2014, the Company will account for and report MAL as discontinued operations. The Company expects to record a non-cash charge of between $350 million and $390 million, net of tax, reflecting the estimated loss on sale, in the first quarter of 2014. The transaction is expected to close in the second quarter of 2014, subject to regulatory approvals and satisfaction of other closing conditions. The Company expects that the proceeds from the sale will be used for general corporate purposes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METLIFE INSURANCE COMPANY OF CONNECTICUT

By:	/s/ Peter M. Carlson
Name: Peter M. Carlson
Title: Executive Vice President, Finance Operations and Chief Accounting Officer (Authorized Signatory and Principal Accounting Officer)

Date: February 21, 2014

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